TOP AIR MANUFACTURING, INC.

          EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                    Column A           Column B     Column C
                                    Weighted                        Income
                                    Average                         Per
                                    Number of                       Common
                                    Shares             Net          Share
                                    Outstanding*       Income       (B/A)
                                    ------------      --------     ---------
Nine months ended:
  February 28, 1997                  4,282,510        $217,126     $    .05
  February 29, 1996                  3,993,154         110,806          .03

Three months ended:
  February 28, 1997                  4,670,431        $404,804     $    .09
  February 29, 1996                  4,071,349         227,139          .06
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                                 Nine Months Ended             Three Months Ended
                             February 28,  February 29,     February 28,  February 29,
                                1997           1996             1997          1996
                             ------------  ------------     ------------  ------------
*Computation of weighted
    average number of
    common shares
    outstanding and
    common equivalent
    shares:

Common shares out-
    standing at the
    beginning of the
    period                    4,013,765     3,174,433       4,013,765     4,013,765

Weighted average of
    common shares
    issued during
    the period                  189,560       762,103         575,000            --

Weighted average of
    the common
    equivalent shares
    attributable to
    stock options granted,
    computed under the
    treasury stock
    method                       79,185        56,618          81,666        57,584
                              ---------     ---------       ---------     ---------
Weighted average number
   of common and common
   equivalent shares          4,282,510     3,993,154       4,670,431     4,071,349
                              =========     =========       =========     =========


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